EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-1 of our report dated January 26, 1996, except for Note 1 and 11, as to which the date is August 14, 1996, on our audit of the financial statements of Brunswick Technologies, Inc. as of December 31, 1995 and the year then ended. We also consent to the reference of our firm under the caption "Experts."


/s/Coopers & Lybrand, L.L.P.
COOPERS & LYBRAND, L.L.P.

Portland, Maine
August 20, 1996